Exhibit 21.1

                              List of Subsidiaries
                              --------------------


Wholly Owned Subsidiary                              State of Incorporation
-----------------------                              ----------------------

Asia Expert Limited                                  Hong Kong
Tomwell Limited                                      Hong Kong
Viewmon Limited                                      Hong Kong
ASL/K Licensing Corp.                                Delaware
ASL Retail Outlets, Inc.                             Delaware
Sassco Europe Ltd.                                   Delaware